Exhibit 99.1

                           ***FOR IMMEDIATE RELEASE***


FOR:  ZIONS BANCORPORATION                            Contact: Clark Hinckley
One South Main, Suite 1134                            Tel: (801) 524-4787
Salt Lake City, Utah                                  July 15, 2003
Harris H. Simmons
Chairman/Chief Executive Officer


                ZIONS BANCORPORATION DECLARES QUARTERLY DIVIDEND
                               OF $0.30 PER SHARE

SALT LAKE CITY, July 15, 2003 - Zions Bancorporation (Nasdaq: ZION) announced today that its board of directors declared a regular quarterly dividend of $0.30 per common share, an increase of 43 percent over prior quarters. The dividend is payable August 27, 2003 to shareholders of record on August 13, 2003.

Investor information about Zions Bancorporation can be accessed on the Internet at WWW.ZIONSBANCORPORATION.COM. The Company's common shares are traded on The Nasdaq Stock Market under the symbol "ZION."

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